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                                                               EXHIBIT (h)(1)(c)

                                 AMENDMENT NO. 2
                                       TO
                             PARTICIPATION AGREEMENT

     This Participation Agreement (the "Agreement"), dated August 31, 1999, by and among AIM Variable Insurance Funds, Inc. ("AVIF"), a Delaware trust, AIM DISTRIBUTORS, INC. ("AIM"), a Delaware corporation, THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York life insurance company ("Life Company") on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and AMERICAN GENERAL SECURITIES INCORPORATED, an affiliate of Life Company and the principal underwriter of the Contracts ("Underwriter"), (collectively, the "Parties"), is hereby amended as follows

     WHEREAS, American General Equity Services Corporation ("AGESC") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of State law, and is a member in good standing of the NASD, and is an affiliate of Underwriter and Life Company;

     WHEREAS, Life Company and AGESC have entered into a Distribution Agreement dated January 1, 2003 which sets forth AGESC's duties as distributor of the Contracts and replaces the Distribution Agreement between Life Company and Underwriter; and

     WHEREAS, Underwriter desires that AGESC replace Underwriter as a party to the Agreement;

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties agree as follows:

1. Effective on the date of the Distribution Agreement between Life Company and AGESC, indicated herein, AGESC will replace Underwriter as a party to the Agreement. All the duties and responsibilities of Underwriter shall become the duties and responsibilities of AGESC.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


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     IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed in their names and on their behalf by and through their duly authorized officers signing below.

EFFECTIVE DATE: ____________________________

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                                                              AIM VARIABLE INSURANCE FUNDS



Attest: _________________________________________             By:    ____________________________________________
Name:   _________________________________________             Name:  ____________________________________________
Title:  _________________________________________             Title: ____________________________________________


                                                              AIM DISTRIBUTORS, INC.

Attest: _________________________________________             By:    ____________________________________________
Name:   _________________________________________             Name:  ____________________________________________
Title:  _________________________________________             Title: ____________________________________________


                                                              THE UNITED STATES LIFE INSURANCE
                                                              COMPANY IN THE CITY OF NEW YORK

Attest: _________________________________________             By:    ____________________________________________
Name:   _________________________________________             Name:  ____________________________________________
Title:  _________________________________________             Title: ____________________________________________


                                                              AMERICAN GENERAL EQUITY SERVICES CORPORATION

Attest: _________________________________________             By:    ____________________________________________
Name:   _________________________________________             Name:  ____________________________________________
Attest: _________________________________________             Title: ____________________________________________
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